Exhibit 10.18
AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Employment Agreement is entered into this June 14, 2010 by Vistaprint USA, Incorporated (the “Company”) and Robert S. Keane (the “Employee”). The Company and the Employee previously entered into an Employment Agreement dated September 1, 2009 (the “Agreement”) and now wish to amend the Agreement to reflect the Employee’s compensation for the Company’s 2011 fiscal year.
     The parties agree as follows:
     1. Compensation and Benefits.
          1.1 Salary. The Company shall pay the Employee, in accordance with the Company’s regular payroll practices, an annualized base salary of $72,468 (approximate, based on the 30-day trailing average currency exchange rate in effect at May 5, 2010) for the one-year period commencing on July 1, 2010.
          1.2 FY 2011 Incentive Compensation. The Employee is entitled to receive the bonuses, incentive awards and equity compensation awards for the Company’s fiscal year 2011 described on Schedule A.
          1.3 Withholding. All salary, bonus and other compensation payable to the Employee is subject to applicable withholding taxes.
     2. No Other Modification. Except as specifically modified by this Amendment, the Agreement remains unchanged and in full force and effect.
     The parties have executed this Agreement as of the date set forth above.

VISTAPRINT USA, INCORPORATED
By:	/s/ Michael Giannetto
Title: Chief Financial Officer

EMPLOYEE
/s/ Robert S. Keane
Robert S. Keane

SCHEDULE A
Compensation Payable by the Company for fiscal year 2011
Annual base salary of $72,468*.
Annual incentive, pursuant to the terms of the Employee’s award agreement under the Vistaprint Performance Incentive Plan for Covered Employees:
Target (100%) of $531,212*
Minimum (0%) of $0
Maximum (250%) of $1,328,031*
Long-term cash incentive, pursuant to the terms of the Employee’s award agreement under the Vistaprint Performance Incentive Plan for Covered Employees:
Target (4 years) of $562,500
Minimum (4 years) of $0
Maximum (4 years) of $1,040,625
Long-term equity incentive, pursuant to the terms of the Employee’s grant agreements under the Vistaprint Amended and Restated 2005 Equity Incentive Plan:
Share options with Black Scholes value of $2,812,500
Restricted share units with value at grant of $2,250,000

*	Approximate, based on the 30-day trailing average currency exchange rate in effect at May 5, 2010